Exhibit 99.1

SharpLink Gaming Announces Results of

2023 Annual General Meeting of Shareholders

MINNEAPOLIS – (ACCESSWIRE) – May 26, 2023 – SharpLink Gaming Ltd. (Nasdaq: SBET) (“SharpLink” or the “Company”), a pioneer of targeted conversion solutions for the U.S. sports betting and iGaming industries, today announced the following resolutions were adopted at the 2023 Annual General Meeting of Shareholders that was held on May 25, 2023 in Minneapolis, Minnesota.

1.	To re-elect Messrs. Joseph Housman, Rob Phythian, Chris Nicholas, Paul Abdo and Tom Doering to hold office until the Company’s 2024 Annual General Meeting of Shareholders and until their successors are elected and qualified;

2.	To approve and ratify the appointment of Cherry Bekaert, LLP, a registered public accounting firm, as the Company’s independent auditor for the year ended December 31, 2023 and to authorize the Company’s Board of Directors to fix such accounting firm’s compensation in accordance with the nature of their services or to delegate such power to the Company’s Audit Committee;

3.	To approve the issuance of ordinary shares, nominal value NIS 0.60 per share (the “Ordinary Shares”), in excess of 19.99% of the issued and outstanding Ordinary Shares in the event that Alpha Capital Anstalt (“Alpha”) elects to convert the 8% Interest Rate, 10% Original Issue Discount, Senior Convertible Debenture into Ordinary Shares and the exercise of a warrant to purchase 880,000 Ordinary Shares, both issued in connection with the securities purchase agreement entered by and between us and Alpha, dated February 14, 2023, in accordance with Nasdaq Listing Rule 5635(d);

4.	To amend the Company’s Second Amended and Restated Articles of Association (the “Articles”) to increase the quorum necessary for the transaction of business at a meeting of shareholders from the presence of two or more shareholders holding in the aggregate more than 25% of the total voting power attached to the Company’s Ordinary Shares represented in person or by proxy at a meeting to at least 33 1/3% of the issued and outstanding Ordinary Shares;

5.	To conduct a non-binding advisory vote to approve the compensation paid to the Company’s named executive officers (the “Say on Pay Proposal”); and

6.	To conduct a non-binding advisory vote to determine the frequency of the non-binding advisory vote on executive compensation (the “Say on Pay Frequency Proposal”).

The complete text of the resolutions and related background are set forth in the proxy statement filed by the Company with the U.S. Securities and Exchange Commission on April 25, 2023.

About SharpLink Gaming Ltd.

Founded in 2019, SharpLink is a leading online technology company that connects sports fans, leagues and sports websites to relevant and timely sports betting and iGaming content. SharpLink uses proprietary, intelligent, online conversion technology to convert sports fans into sports bettors for licensed, online sportsbook operators. In addition, SharpLink specializes in helping sports media companies, leagues, teams and sportsbooks develop strategies, products and innovative solutions to drive deep fan activation and engagement with highly interactive free-to-play games and mobile applications. Further, SharpLink owns and operates a variety of real-money fantasy sports and sports simulation games and mobile apps on its platform; and is licensed or authorized to operate in every state in the United States where fantasy sports and online sports betting has been legalized.  For more information, please visit the SharpLink website at www.sharplink.com.

Forward-Looking Statements

This release contains forward-looking statements that are subject to various risks and uncertainties. Such statements include statements regarding the expected growth in the online betting and iGaming industries, the Company’s ability to grow its business, the potential benefits of the Company’s products, services and technologies and other statements that are not historical facts, including statements which may be accompanied by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Actual results could differ materially from those described in these forward-looking statements due to certain factors, including without limitation, the Company’s ability to achieve profitable operations, government regulation of online betting, customer acceptance of new products and services, the demand for the Company’s products and the Company’s customers’ economic condition, the impact of competitive products and pricing, the lengthy sales cycle, proprietary rights of the Company and its competitors, general economic conditions and other risk factors detailed in the Company’s annual report and other filings with the United States Securities and Exchange Commission. The Company does not undertake any responsibility to update the forward-looking statements in this release.

CONTACT INFORMATION:

SHARPLINK MEDIA & INVESTOR RELATIONS:

SharpLink Gaming Ltd.

Dodi Handy, Director of Communications

Phone: 407-960-4636

Email: ir@sharplink.com